Exhibit 10.4

FIRST AMENDMENT TO SECURED TERM PROMISSORY NOTES

FIRST AMENDMENT TO SECURED TERM PROMISSORY NOTES (this “Amendment”), dated as of April 2, 2019, is entered into by ONDAS HOLDINGS INC., fka Zev Ventures Incorporated, a Nevada corporation (together with its subsidiaries hereinafter referred to as the "Borrower"), in favor of ENERGY CAPITAL, LLC, a Florida limited liability company, and its successors and assigns (hereinafter referred to as "Lender").

W I T N E S S E T H

WHEREAS the Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of October 1, 2018 and that certain First Amendment to the Loan and Security Agreement, dated as of the date hereof (collectively, the "Loan Agreement");

WHEREAS, in connection with the Loan Agreement, the Borrower has executed in favor of Lender (i) that certain Secured Term Promissory Note, dated as of January 29, 2019, in the original principal amount of $1,000,000; (ii) that certain Secured Term Promissory Note, dated as of February 11, 2019, in the original principal amount of $650,000; (iii) that certain Secured Term Promissory Note, dated as of February 27, 2019, in the original principal amount of $750,000; (iv) that certain Secured Term Promissory Note, dated as of March 14, 2019, in the original principal amount of $900,000; and (v) that certain Secured Term Promissory Note, dated as of March 28, 2019, in the original principal amount of 800,000; (collectively, the "Notes");

WHEREAS the Borrower has requested that the Lender agree to extend the Maturity Date of each of the Notes upon the terms set forth herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.1       Amendment. Each Note is hereby amended so that the Maturity Date for each Note shall be September 30, 2020.

1.2       Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Notes and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Party to any future consent with respect to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Notes in similar or different circumstances. Except as expressly stated herein, the Lender reserves all rights, privileges and remedies under the Notes. All references in the Loan Agreement and the other Loan Documents to the Notes shall be deemed to be references to the Notes as modified hereby.

1.3       Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ONDAS HOLDINGS INC.,
a Nevada corporation

By:	/s/ Eric A. Brock
Name: Eric A. Brock
Title: Chief Executive Officer

LENDER:

ENERGY CAPITAL, LLC

By:	/s/ Robert J. Smith
Name: Robert J. Smith
Title: Sole Managing Member